Exhibit 10.24

Loan Agreement (English Translation)

Lender (Party A): Lifang Chen	Borrower (Party B): Sutor Technology Group Limited

In accordance with relevant Chinese laws ,decrees and pertinent rules and regulations ,Party A and Party B have reached the following items through friendly negotiation, have executed this Agreement as follows：

ARTICLE 1. Amount of the Loan
1.1 Party B intends to borrow $100,000 from Party A for working capital. Party A will wire such amount of the Loan to Party B or its designated bank account.

ARTICLE 2. Term of the Loan
2.1 The term of the loan is three years, starting from March 11, 2009 to March 11, 2012.

ARTICLE 3. Interest Rate
3.1 The annual interest rate is 3.6% which is subject to adjustment based on the lending rate over the same period published by the People’s Bank of China as well as the parties’ agreement.

ARTICLE 4. Method of Payment
4.1 Party B shall repay the principal and accrued interest in full within 15 days after the maturity date. Otherwise, Party B shall be legally liable for all the unpaid amount.

ARTICLE 5. Breach
5.1. Party A shall wire the Loan amount to Party B or its designated bank account within 5 days after the execution of the Agreement. If Party A fails to wire the Loan amount to Party B on time, Party A shall pay a penalty in accordance with applicable laws.
5.2 Any party that fails to carry out its responsibilities specified in the Agreement shall be deemed as breach of the Agreement. The breaching party shall be liable to all costs and expenses to the other party.

ARTICLE 6. Termination
6.1 Party B shall make the repayment pursuant to the Agreement. Party B shall give Party A at least 60 days notice if Party B intends to request an extension to repay the Loan.  The parties shall reach an agreement with regard to an extension based on friendly negotiation.

6.2 The Agreement becomes effective upon execution. The Agreement shall not be amended without mutual consent of both parties. The parties shall reach separate agreement with regard to matters not covered by the Agreement.

ARTICLE 7. Dispute

The parties shall consult each other to settle any disputes. If the parties fail to settle any dispute, any party may take the dispute to an appropriate local court.

ARTICLE 8. Miscellaneous

8.1 The appendices of the Agreement are deemed as integral parts of the Agreement and are legally binding.

8.2 The Agreement is executed in duplicate and each party shall hold one copy.

8.3 Any additional agreement reached by the parties shall be listed below.

Lender (Party A): Lifang Chen		Borrower (Party B): Sutor Technology Group Limited

Date：March 11, 2009		Date：March 11, 2009
Signature:	/s/ Lifang Chen	Signature: (Seal)